Exhibit 15.01


         ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We acknowledge the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 relating to the interim condensed consolidated financial statements of Vyta Corp (formerly known as Nanopierce Technologies, Inc.) of our report dated February 11, 2006, as of and for the quarter ended December 31, 2005.




/s/ GHP HORWATH, P.C.

Denver, Colorado
May 8, 2006